                                                                    EXHIBIT 99.1

PRESS RELEASE

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE

Monday, July 25, 2005

Contact: Margaret K. Dorman
         Chief Financial Officer
         (281) 443-3370

                    SMITH INTERNATIONAL, INC. REPORTS RECORD
                EARNINGS OF $68.1 MILLION, OR 67 CENTS PER SHARE

      HOUSTON, Texas (July 25, 2005)... Smith International, Inc. (NYSE: SII) today announced second quarter net income of $68.1 million, or 67 cents per share, on revenues of $1.35 billion. The results compare favorably on both a year-over-year and sequential quarter basis, driven by continued growth in global exploration and production spending. Results for the second quarter of 2004, which included a 20-cent after-tax charge related to a patent infringement suit, were $27.5 million, or 27 cents per share, on revenues of $1.06 billion. On a sequential quarter basis, the Company reported solid earnings and revenue growth despite the impact of the annual downturn in Canadian drilling activity. The 57 percent decline in Canadian activity levels resulted in the loss of higher-margin product revenues, contributing to a 12-cent per share reduction in Canadian earnings compared to the March 2005 quarter. Excluding the impact of the Canadian operations, revenues rose 12 percent over the first quarter of 2005 while earnings increased 30 percent between the comparable periods.

      Consolidated revenues grew 27 percent over the prior year quarter and five percent on a sequential quarter basis. Increased customer spending in the U.S. land-based market and, to a lesser extent, improved pricing accounted for the majority of the year-over-year revenue growth. Business volumes in areas outside the United States grew 26 percent - more than twice the rate of increase in associated drilling activity - influenced by new contract awards and increased market penetration in the North Sea, West Africa and the Middle East regions. On a sequential basis, increased sales of base-oil drilling fluids in the Eastern Hemisphere and higher U.S. tubular demand more than offset the revenue decline in Canada associated with the annual spring break-up.

      M-I SWACO's second quarter revenues totaled $660.0 million, seven percent above the first quarter of 2005 and 20 percent higher on a year-over-year basis. The sequential revenue improvement was generated in the Eastern Hemisphere markets where revenues increased 16 percent - significantly outpacing the three percent growth in underlying activity levels. The revenue increase was concentrated in Europe/Africa and the Middle East influenced by new contract awards and increased activity in these markets. Western Hemisphere revenues were comparable with the March 2005 quarter, effected by the seasonal downturn in Canadian drilling activity which adversely impacted the unit's overall business mix. Compared to the prior year period, the majority of the revenue growth was generated outside of North America, reflecting higher drilling activity and new contract awards in the North Sea and Middle East regions. To a lesser extent, increased customer spending in the North American land-based market also contributed to the year-over-year revenue improvement.

      Smith Technologies' second quarter revenues totaled $137.7 million, three percent lower on a sequential quarter basis and 14 percent above the June 2004 period. The unit's sequential results were significantly impacted by the seasonal weakness in Canada. Compared to the first quarter of 2005, lower Canadian revenues were largely offset by increased demand for diamond drill bit products, improved pricing and the inclusion of several large Eastern
Hemisphere export orders. On a year-over-year basis, the revenue improvement was largely generated in markets outside of North America, primarily the Middle East and Latin America. Non-North American revenues increased 23 percent over the prior year quarter influenced by accelerating demand for diamond drill bit products.

      Smith Services' revenues totaled $171.4 million, 15 percent above the first quarter of 2005 and 47 percent higher on a year-over-year basis. The reported revenue growth was partially impacted by increased tubular sales volumes in the United States, including the HEVI-WATE(TM) product line. Excluding tubular sales, sequential quarter revenues increased nine percent - driven by strong demand for remedial product and service lines in markets outside of North America. On a geographic basis, the majority of the core business growth over the March 2005 quarter was reported in the North Sea and Middle East regions. On a year-over-year basis, the higher business volumes reflect solid growth across all core product and service lines - influenced, in part, by the introduction of products and services into new geographic markets. To a lesser extent, higher demand for tubular products and the impact of acquired operations contributed to the year-over-year revenue growth.

      Wilson reported revenues of $381.2 million, a modest improvement over the first quarter's levels and 38 percent above the prior year period. On a sequential quarter basis, increased energy sector sales volumes related to higher U.S. drilling and completion activity were mostly offset by the impact of the seasonal downturn in Canada. Compared to the prior year period, the majority of the revenue growth was reported by the upstream and midstream operations benefiting from higher North American activity levels. Increased industrial sector project spending, primarily by the engineering and construction customer base, also contributed to the year-over-year revenue improvement.

      Commenting on the results, Chairman and CEO, Doug Rock stated, "With the return of Canadian activity from the break-up plus the realization of recent price increases, we look for margin acceleration in the second half of the year. As a result, we're increasing Smith's 2005 calendar year guidance to $1.40 to $1.45 per share, after taking into consideration the stock split announced last week."

      Loren Carroll, Executive Vice President, also noted that, "We're pleased with the results, especially since the second quarter is typically weak due to the seasonal downturn in Canada. In the June quarter, we benefited from our strong exposure to markets outside of North America and, looking forward, we believe that we'll continue to profit from a strengthening global business environment. We're also impressed with the level of cash flow we've been able to generate so far this cycle. During the quarter, we accelerated purchases under our share buyback program acquiring $48 million of stock without increasing our leverage."

      Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Monday, August 1, 2005 by dialing (706) 645-9291 and entering conference call identification number "7553081".

      Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "believe", "encouraged", "expect", "expected" and similar phrases. The forward-looking statements are based upon managements' expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of factors, which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

      Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three month periods ended June 30, 2005 and 2004 and March 31, 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

      Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                           Three Months Ended
                                                          -------------------------------------------------------
                                                                      June 30,
                                                          ---------------------------------           March 31,
                                                              2005                 2004                 2005
                                                          ------------        -------------        --------------
Revenues                                                  $  1,350,203        $   1,064,450        $    1,288,198
                                                          ------------        -------------        --------------
Costs and expenses:
  Costs of revenues                                            951,065              737,082               902,786
  Selling expenses                                             191,320              167,983               183,874
  General and administrative expenses                           52,436               76,850                53,366
                                                          ------------        -------------        --------------

   Total costs and expenses                                  1,194,821              981,915             1,140,026
                                                          ------------        -------------        --------------

Operating income                                               155,382               82,535               148,172

Interest expense                                                10,992                9,399                10,340
Interest income                                                   (436)                (289)                 (368)
                                                          ------------        -------------        --------------

Income before income taxes and minority interests              144,826               73,425               138,200

Income tax provision                                            46,828               23,981                45,146

Minority interests                                              29,938               21,967                26,902
                                                          ------------        -------------        --------------

Net income                                                $     68,060        $      27,477        $       66,152
                                                          ============        =============        ==============

Earnings per share:
  Basic                                                   $       0.67        $        0.27        $         0.65
                                                          ============        =============        ==============
  Diluted                                                 $       0.67        $        0.27        $         0.65
                                                          ============        =============        ==============

Weighted average shares outstanding:
  Basic                                                        101,107              101,580               101,496
                                                          ============        =============        ==============
  Diluted                                                      102,013              102,662               102,435
                                                          ============        =============        ==============

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                    Six Months Ended June 30,
                                                                ---------------------------------
                                                                    2005                2004
                                                                -------------       -------------
Revenues                                                        $   2,638,401       $   2,082,238
                                                                -------------       -------------

Costs and expenses:
  Costs of revenues                                                 1,853,851           1,440,868
  Selling expenses                                                    375,194             328,542
  General and administrative expenses                                 105,802             122,832
                                                                -------------       -------------

   Total costs and expenses                                         2,334,847           1,892,242
                                                                -------------       -------------

Operating income                                                      303,554             189,996

Interest expense                                                       21,332              18,838
Interest income                                                          (804)               (654)
                                                                -------------       -------------

Income before income taxes and minority interests                     283,026             171,812

Income tax provision                                                   91,974              55,826

Minority interests                                                     56,840              43,659
                                                                -------------       -------------

Net income                                                      $     134,212       $      72,327
                                                                =============       =============

Earnings per share:
  Basic                                                         $        1.32       $        0.71
                                                                =============       =============
  Diluted                                                       $        1.31       $        0.70
                                                                =============       =============

Weighted average shares outstanding:
  Basic                                                               101,298             101,325
                                                                =============       =============
  Diluted                                                             102,318             102,592
                                                                =============       =============

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                                   June 30,          December 31,
                                                                     2005                2004
                                                                -------------       -------------
Current Assets:
    Cash and cash equivalents                                   $      51,609       $      53,596
    Receivables, net                                                1,063,909             963,622
    Inventories, net                                                  985,474             890,462
    Other current assets                                              111,832             111,952
                                                                -------------       -------------
        Total current assets                                        2,212,824           2,019,632
                                                                -------------       -------------

Property, Plant and Equipment, net                                    585,521             576,954

Goodwill and Other Assets                                             923,508             910,192
                                                                -------------       -------------
        Total Assets                                            $   3,721,853       $   3,506,778
                                                                =============       =============

Current Liabilities:
    Short-term borrowings                                       $     119,020       $     211,375
    Accounts payable                                                  408,547             376,782
    Other current liabilities                                         292,185             299,200
                                                                -------------       -------------
        Total current liabilities                                     819,752             887,357
                                                                -------------       -------------

Long-Term Debt                                                        552,303             387,798

Other Long-Term Liabilities                                           182,147             176,129

Minority Interests                                                    706,776             654,683

Stockholders' Equity                                                1,460,875           1,400,811
                                                                -------------       -------------
        Total Liabilities and Stockholders' Equity              $   3,721,853       $   3,506,778
                                                                =============       =============

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)

                                                             Three Months Ended
                                            -----------------------------------------------           Six Months Ended
                                                         June 30,                                         June 30,
                                            -------------------------------     March 31,       ---------------------------
                                                 2005             2004            2005              2005          2004
                                            ---------------   -------------  --------------     ------------  -------------
SEGMENT DATA

REVENUES:
    M-I SWACO                               $       659,971   $     550,257  $      618,546     $  1,278,517  $   1,069,342
    Smith Technologies                              137,681         121,184         142,224          279,905        246,525
    Smith Services                                  171,351         116,384         149,391          320,742        227,448
                                            ---------------   -------------  --------------     ------------  -------------
        Oilfield Products and Services              969,003         787,825         910,161        1,879,164      1,543,315
    Wilson                                          381,200         276,625         378,037          759,237        538,923
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $     1,350,203   $   1,064,450  $    1,288,198     $  2,638,401  $   2,082,238
                                            ===============   =============  ==============     ============  =============

OPERATING INCOME:
    Oilfield Products and Services          $       145,876   $      78,102  $      137,856     $    283,732  $     184,514
    Distribution                                     14,044           6,466          13,517           27,561          9,532
    General corporate                                (4,538)         (2,033)         (3,201)          (7,739)        (4,050)
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $       155,382   $      82,535  $      148,172     $    303,554  $     189,996
                                            ===============   =============  ==============     ============  =============

OTHER DATA

OPERATING INCOME (a):
    Smith ownership interest                $       118,303   $      54,491  $      112,982     $    231,285  $     134,419
    Minority partner ownership interest              37,079          28,044          35,190           72,269         55,577
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $       155,382   $      82,535  $      148,172     $    303,554  $     189,996
                                            ===============   =============  ==============     ============  =============

DEPRECIATION AND AMORTIZATION (a):
    Smith ownership interest                $        22,013   $      20,480  $       21,901     $     43,914  $      41,013
    Minority partner ownership interest               6,578           6,058           6,461           13,039         12,019
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $        28,591   $      26,538  $       28,362     $     56,953  $      53,032
                                            ===============   =============  ==============     ============  =============

GROSS CAPITAL SPENDING (a):
    Smith ownership interest                $        25,863   $      18,609  $       26,991     $     52,854  $      36,321
    Minority partner ownership interest               9,218           7,416           9,251           18,469         12,414
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $        35,081   $      26,025  $       36,242     $     71,323  $      48,735
                                            ===============   =============  ==============     ============  =============

NET CAPITAL SPENDING (a) (b):
    Smith ownership interest                $        18,447   $      13,691  $       22,380     $     40,827  $      26,841
    Minority partner ownership interest               8,612           6,658           8,902           17,514         11,310
                                            ---------------   -------------  --------------     ------------  -------------
           Total                            $        27,059   $      20,349  $       31,282     $     58,341  $      38,151
                                            ===============   =============  ==============     ============  =============

NOTE (a):

The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b):

Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                             Three Months Ended
                                                              ------------------------------------------------
                                                                June 30,          March 31,         June 30,
                                                                  2005              2005              2004
                                                              ------------      ------------      ------------
CONSOLIDATED OPERATING INCOME:
     GAAP consolidated operating income                       $    155,382      $    148,172      $     82,535
     Litigation-related charges (a)                                      -                 -            31,439
                                                              ------------      ------------      ------------
          Non-GAAP consolidated operating income              $    155,382      $    148,172      $    113,974
                                                              ============      ============      ============

OILFIELD OPERATING INCOME:
     GAAP Oilfield operating income                           $    145,876      $    137,856      $     78,102
     Litigation-related charges (a)                                      -                 -            31,439
                                                              ------------      ------------      ------------
          Non-GAAP Oilfield operating income                  $    145,876      $    137,856      $    109,541
                                                              ============      ============      ============

CONSOLIDATED NET INCOME:
     GAAP consolidated net income                             $     68,060      $     66,152      $     27,477
     Litigation-related charges (a)                                      -                 -            20,435
                                                              ------------      ------------      ------------
          Non-GAAP consolidated net income                    $     68,060      $     66,152      $     47,912
                                                              ============      ============      ============

DILUTED EARNINGS PER SHARE:
     GAAP diluted earnings per share                          $       0.67      $       0.65      $       0.27
     Litigation-related charges, net of tax (a)                          -                 -              0.20
                                                              ------------      ------------      ------------
          Non-GAAP diluted earnings per share                 $       0.67      $       0.65      $       0.47
                                                              ============      ============      ============

NOTE (a):

This amount represents a provision for estimated losses associated with the previously disclosed outcome of a three-cone drill bit patent infringement case in which the jury found in favor of the plaintiff and awarded damages. On an after-tax basis, these charges approximated $20.4 million, or 20 cents per share.